UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2012, Sensata Technologies Holding N.V. (the “Company”) entered into an Amendment to Equity Award Agreements, and the Company’s indirect, wholly-owned subsidiary, Sensata Technologies, Inc., entered into a Separation Agreement, in each case with Thomas Wroe, the Company’s Chief Executive Officer, in connection with Mr. Wroe’s previously announced retirement as Chief Executive Officer effective December 31, 2012. As previously announced, Mr. Wroe will continue as a director of the Company and is expected to be reappointed as Chairman of the Board of Directors.

Pursuant to the Separation Agreement, Mr. Wroe is entitled to receive: (i) his annual bonus for fiscal year 2012, the amount of which will be determined by the Compensation Committee of the Board of Directors based upon the achievement of financial and other objectives previously established by the Board of Directors and which will be paid in April 2013; (ii) all amounts and benefits to which he is entitled under any welfare plan or arrangement of the Company through December 31, 2012; (iii) any unpaid salary, accrued but unused vacation and personal time and expense reimbursements in accordance with his employment agreement through December 31, 2012; (iv) a payment of $1,351,965 payable on December 31, 2012; and (v) severance compensation in accordance with his employment agreement in the aggregate amount of $3,511,120, payable in periodic installments until December 2014.

Pursuant to the Amendment to Equity Award Agreements, Mr. Wroe’s outstanding equity awards were amended as follows: (i) all of Mr. Wroe’s outstanding unvested stock options will fully vest on December 17, 2012; (ii) all of Mr. Wroe’s outstanding stock options that have vested as of December 31, 2012 will remain exercisable until ten years from the date of grant, subject to certain exceptions set forth in the Amendment; (iii) Mr. Wroe’s unvested restricted stock that is subject only to time-based vesting will fully vest on December 17, 2012; and (iv) the condition in Mr. Wroe’s restricted stock grant and award agreements that he remain employed until a specified date was waived and all outstanding restricted stock subject to performance-based vesting will remain subject to the performance vesting conditions set forth in the applicable grant and award agreement. The Company estimates the aggregate fair value of the equity award amendments to be approximately $6.4 million.

The charges related to the Amendment to Equity Award Agreements and the Separation Agreement will not impact Adjusted Net Income for the three and twelve months ended December 31, 2012.

The Separation Agreement and the Amendment to Equity Award Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The descriptions of the material terms of such agreements are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement, dated December 10, 2012, between Sensata Technologies, Inc. and Thomas Wroe.

10.2	Amendment to Equity Award Agreements, dated December 10, 2012, between Sensata Technologies Holding N.V. and Thomas Wroe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Robert Hureau
Date: December 10, 2012	Name:	Robert Hureau
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated December 10, 2012, between Sensata Technologies, Inc. and Thomas Wroe.

10.2	Amendment to Equity Award Agreements, dated December 10, 2012, between Sensata Technologies Holding N.V. and Thomas Wroe.